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                                  EXHIBIT 4.2
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                             L.A.T SPORTSWEAR, INC.
               OUTSIDE DIRECTORS INCENTIVE STOCK OPTION AGREEMENT

       THIS OUTSIDE DIRECTORS INCENTIVE STOCK OPTION AGREEMENT ("Option Agreement") is made and entered into this 1st day of June, 1995, by and between L.A.T SPORTSWEAR, INC., a Georgia corporation (the "Company") and __________ ("Director");

                              W I T N E S S E T H:

       WHEREAS, the Board of Directors of the Company has adopted that certain Outside Directors Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference. Pursuant to the terms of the Plan, the Stock Option Committee of the Board of Directors has selected Director to participate in the Plan and desires to grant to Director certain stock options to purchase shares of the Company's authorized Common Stock ("Stock"), subject to the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                        1.  INCORPORATION OF PROVISIONS

       This Option Agreement is subject to and is to be construed in all respects in a manner which is consistent with the terms of the Plan, the provisions of which are hereby incorporated by reference into this Option Agreement. Unless specifically provided otherwise, all terms used in this Option Agreement shall have the same meaning as in the Plan.

                              2.  GRANT OF OPTION

       Subject to the further terms and conditions of this Option Agreement, Director is hereby granted a stock option to purchase _____ shares of Stock, effective as of the date first written above. This stock option is intended to be a Non-Qualified Stock Option.

                         3.  FAIR MARKET VALUE OF STOCK

       The Board of Directors has determined, in good faith and in its best judgment, that the fair market value per share of Stock as of the date this stock option is granted is $__________.

                                4.  OPTION PRICE

       The Board of Directors has determined that the price for each share of Stock purchased under this Option Agreement shall be $__________.

                     5.  VESTING AND EXPIRATION OF OPTIONS

       The option to acquire Stock pursuant to this Option Agreement shall vest as to ______ shares of Stock on each of the first, second, and third anniversary dates hereof. The option shall lapse and shall
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not be exercisable, and this Option Agreement shall terminate, upon the first to occur of the following:

               (a)      May 31, 2005;

               (b) The date which is the 31st day following the date upon which Director ceases to provide services to the Company, otherwise then as a result of Director's death or disability;

               (c) The date which is the first anniversary of the date upon which Director ceases to provide services to the Company by reason of Director's physical or mental disability; or

               (d) The date upon which Director's services with the Company terminates, for any reason, including death or disability, with respect to any portion of this option which is not then vested and exercisable on the date Director ceases to provide services to the Company; provided, however, that any option to acquire shares of Stock that has vested but has not been exercised by Director prior to Director's death may be exercised by Director's estate for up to one (1) year following the anniversary of Director's death, at which time the option shall lapse and shall not be exercisable and this Option Agreement shall terminate.

                             6.  EXERCISE OF OPTION

       Unless options hereunder shall earlier lapse or expire pursuant to
Article 5 hereof, this option may be exercised with respect to the aggregate number of shares subject to this Option Agreement which are vested at any time after the first anniversary of the date hereof.

       To the extent such options become exercisable in accordance with the foregoing, Director may exercise this stock option, in whole or in part from time to time. The option exercise price may be paid by Director either in cash or by surrender of other shares of Stock of the Company held by Director. Director shall be given credit against the option exercise price hereunder for such shares surrendered equal to the average of the closing bid and asked prices as reported by the NASDAQ System, or such other market reporting system as shall then be the primary quotation market for the Stock, on the day preceding exercise of the option, or, if there were no such actual closing bid and asked prices for such date, on the date next preceding such date on which such prices were available.

                             7.  MANNER OF EXERCISE

       This stock option may be exercised by written notice to the Plan Administrator specifying the number of shares to be purchased and signed by Director or such other person who may be entitled to acquire Stock under this Option Agreement. If any such notice is signed by a person other than Director, such person shall also provide such other information and documentation as the Board of Directors may reasonably require to assure that such person is entitled to acquire Stock under the terms of the Plan and this Option Agreement.

                      8.  RESTRICTIONS ON TRANSFERABILITY

       The stock option granted hereunder shall not be transferable by Director otherwise than by will or by the laws of descent and distribution, and such stock option shall be exercisable during Director's lifetime only by Director.





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             9.  FURTHER RESTRICTIONS ON EXERCISE AND SALE OF STOCK

       Neither this option nor any portion thereof shall be exercisable at any time during which there is not on file with the Securities and Exchange Commission an effective Registration Statement covering the option shares on Form S-8, or another form promulgated by the Securities and Exchange Commission.

       Nothing contained in this section shall be construed to obligate the Company to, or to grant any right to the holder of this option to, cause the Company to file any Registration Statement; or, if any such Registration Statement is filed, to prepare any additional prospectus, to file any amendments to the Registration Statement, or to continue said Registration Statement in effect.

       If at any time during which this option is otherwise exercisable according to its terms there is no effective Registration Statement on file with the Securities and Exchange Commission covering the shares then acquirable hereunder, the Stock Option Committee or the Board of Directors may, in its sole discretion, permit this option to be exercised by the holder hereof, upon its satisfaction that the offer and sale of such option shares to the option holder is exempt in fact from the registration requirements of the Securities Act of 1933, as amended, and such state securities laws as shall be applicable, and may condition such exercise upon its receipt of such representations, factual assurances and legal opinions as it shall deem necessary to determine and document the availability of any such exemption and may further condition such exercise upon such undertakings by the holder hereof or such restriction upon the transferability of the shares to be acquired hereunder as it shall determine to be necessary to effectuate and protect the claim to any such exemption.

       IN WITNESS WHEREOF, the Company has caused this the Option Agreement to be executed in one or more counterparts by a member of the Board of Directors or a duly authorized officer of the Company, and Director has executed this Option Agreement as of the date first above written.

                                     L.A.T SPORTSWEAR, INC.


                                     By:
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                                        Chairman, President or Vice President

                                     "DIRECTOR"



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